Exhibit 24

LIMITED POWER OF ATTORNEY

FOR

TIER REIT, INC.

SECTION 16(a) FILINGS

Know all by these presents, that the undersigned hereby revokes all previous Powers of Attorney executed by the undersigned with respect to the matters set forth below, and hereby constitutes and appoints Telisa Webb Schelin, with full power of substitution, signing singly, the undersigned’s true and lawful attorney-in-fact to:

(1)                                 execute for and on behalf of the undersigned, in the undersigned’s capacity as a director of TIER REIT, Inc. (the “Company”), Forms 3, 4, and 5 and amendments thereto in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder;

(2)                                 do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5 or amendment thereto and timely file such forms with the United States Securities and Exchange Commission (the “SEC”) and any stock exchange or similar authority; and

(3)                                 take any other action of any type whatsoever which, in the opinion of such attorney-in-fact, may be necessary or desirable in connection with the foregoing authority, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve.

The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended, and the rules thereunder.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned’s holdings of and transactions in securities of the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.  This Power of Attorney may be filed with the SEC as a confirming statement of the authority granted herein.

IN WITNESS WHEREOF, the undersigned has caused this Limited Power of Attorney to be executed as of this 17th day of December 2015.

/s/ Robert S. Aisner
Robert S. Aisner